Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION
Apogent Deutschland GmbH	Germany
Gerhard Menzel GmbH	Germany
Gerhard Menzel Glasbearbeitungswerk GmbH & Co. KG	Germany
Microm International GmbH	Germany
Nunc GmbH & Co. KG	Germany
Nunc Verwaltungs GmbH	Germany
Scherf Prazision Europa GmbH	Germany
Apogent Transition Corp.	Delaware
Apogent U.K. Limited	England
Electrothermal Engineering Ltd.	England
Nalge (Europe) Limited	England
Robbins Scientific (Europe) Limited	England
Barnstead Thermolyne Corporation	Delaware
BT Canada Holdings Inc.	Delaware
Barnstead Thermolyne ULC	Nova Scotia
Lab-Line Instruments, Inc.	Delaware
Erie Scientific Company	Delaware
Apogent Finance Company	Delaware
Applied Biotech, Inc.	California
Forefront Diagnostics, Inc.	California
Capitol Vial, Inc.	Alabama
Capitol Scientific Products, Inc.	New York
Chase Scientific Glass, Inc.	Wisconsin
Erie Electroverre SA	Switzerland
Erie Scientific Company of Puerto Rico	Delaware
Erie Scientific Hungary Kft.	Hungary
Erie UK Holding Company	Delaware
Erie U.K. Limited	England
Advanced Biotechnologies Limited	England
Abgene Limited	England
Advanced Bioenzymes Limited	England
Advanced Bioplastics Limited	England
Advanced Bioseparations Limited	England
Apogent Discoveries Limited	England
BioRobotics Group Limited	England
BioRobotics Limited	England
Chromacol Limited	England
Epsom Glass Industries Limited	England
Genevac Limited	England
Remel Europe Limited	England

SUBSIDIARY	JURISDICTION
Erie-Watala Glass Company Limited	Hong Kong
Ever Ready Thermometer Co., Inc.	Wisconsin
Marsh Bio Products, Inc.	Delaware
Microgenics Corporation	Delaware
Consolidated Technologies, Inc.	Wisconsin
Microgenics Diagnostic Pty. Limited	Australia
Microgenics GmbH	Germany
NERL Diagnostics Corporation	Wisconsin
Owl Separation Systems, Inc.	Wisconsin
The Naugatuck Glass Company	Connecticut
Metavac LLC	Delaware
Vacuum Process Technology, Inc.	Delaware
Remel Inc.	Wisconsin
Separation Technology, Inc.	Delaware
Richard-Allan Scientific Company	Wisconsin
Lab Vision Corporation	California
Neomarkers, Inc.	California
Lab Vision U.K. Limited	England
Microm Laborgerate SL	Spain
Samco Scientific Corporation	Delaware
Seradyn Inc.	Delaware
Mexoserv Company	Delaware
Nalge Nunc International Corporation	Delaware
G&P Labware Holdings Inc.	Delaware
Matrix Technologies Corporation	Delaware
Molecular BioProducts, Inc.	California
Labomex MBP, S. de R.L. de C.V.	Mexico
Nalge Nunc International, KK	Japan
Cosmotec Company Limited	Japan
National Scientific Company	Wisconsin
Robbins Scientific Corporation	California
Genevac Inc.	New York
Nunc U.K. Limited	England
Apogent Holdings A/S	Denmark
NNI Biotech AB	Sweden
Nunc A/S	Denmark

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